Exhibit 99.1

DTS Completes Acquisition of SRS Labs, Inc.

Creates Leader in Codec and Audio Processing Solutions

CALABASAS, Calif. (July 23, 2012) — DTS, Inc. (Nasdaq: DTSI), a leader in high-definition audio, today announced the closing of its previously announced acquisition of SRS Labs, Inc. (Nasdaq: SRSL), a leader in audio processing and enhancement technologies.  The closing follows the satisfaction of all conditions to the closing of the transaction, including receipt of certain regulatory approvals and approval of the transaction by SRS Labs’ stockholders on July 20, 2012.  SRS Labs’ common stock has ceased trading on the NASDAQ Global Market.

“We are excited to have completed this transaction within our expected timeline and are now focused on executing a seamless integration, ensuring that our customers receive unparalleled service,” said Jon Kirchner, DTS’ chairman and CEO.  “This transaction combines two highly complementary product and technology portfolios, bringing together DTS’ high performance audio solutions and SRS Labs’ suite of audio processing technologies.  In addition, this transaction further expands DTS’ already sizeable portfolio of audio-related intellectual property, creating one of the broadest in the industry.  Ultimately, the addition of SRS to the DTS family will allow us to solve audio quality limitations caused by the trend toward thinner, smaller devices, which we believe will provide consumers with a high quality audio experience anytime, anyplace, and on any device.”

DTS management will provide more detailed information regarding the transaction during its next regularly scheduled earnings announcement in early August.

Centerview Partners LLC acted as financial advisor and DLA Piper LLP and Gibson, Dunn & Crutcher LLP acted as legal advisors to DTS.

This document contains forward-looking statements within the meaning of Section 27A of the U. S. Securities Act of 1933, as amended, and Section 21E of the U. S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which DTS and SRS operate and beliefs of and assumptions made by DTS, SRS and their respective management teams, involve uncertainties that could significantly affect the financial results of DTS or SRS or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address events or developments that we expect or anticipate will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, the ability to successfully complete the integration of the businesses being acquired from SRS by, among other things, realizing revenue, expense and other synergies, renewing contracts on competitive terms, successfully leveraging the information technology platform of the acquired business, and retaining key personnel and any adverse effect to DTS’ business or the business being acquired from SRS due to uncertainty relating to the transaction.

These important factors are not intended to be exhaustive. Additional risks and factors are discussed in reports filed with the Securities and Exchange Commission (“SEC”) by DTS and SRS from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Neither DTS nor SRS assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About DTS, Inc.

DTS, Inc. (NASDAQ:DTSI) is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to over a billion consumer electronics products worldwide. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. With the acquisition of SRS Labs, DTS strengthens its position as a leader in providing end-to-end audio solutions to the rapidly growing network entertainment sector.  DTS technology is in car audio systems, digital media players, DVD players, game consoles, home theaters, PCs, set-top boxes, smart phones, surround music content and every device capable of playing Blu-ray discs. Founded in 1993, DTS’ corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

DTS, Inc. Media & Investor Contacts:

Sard Verbinnen & Co for DTS, Inc.

John Christiansen/Jenny Gore

jchristiansen@sardverb.com/jgore@sardverb.com

(415) 618-8750

DTS-I

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